UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2014

THE DEWEY ELECTRONICS CORPORATION (Exact name of registrant as specified in its charter)

New York	0-2892	13-1803974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27 Muller Road Oakland, New Jersey	07436
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 337-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 4, 2014, at the Company’s annual meeting of shareholders, the following five directors were elected to serve for the ensuing year.  Set forth below are the number of votes cast for, or withheld with respect to, each such person (who were the Company’s nominees for directors):

Election of Directors:

Name	For	Withheld	Abstain	Broker Non-Vote

John H.D. Dewey	570,417	39,624	0	460,747
James M. Link	572,017	38,024	0	460,747
Robert M. Meissner	572,396	37,645	0	460,747
Nathaniel T. Roberts	572,417	37,624	0	460,747
Ronald Tassello	572,651	37,390	0	460,747

Ratification on the selection of EisnerAmper LLP as the Corporation’s Independent Registered Public Accounting firm for the fiscal year ending June 30, 2015

For	953,058
Against	1,069
Abstain	116,661
Broker Non-Vote	0

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Robert M. Meissner was initially elected to the Company’s board of Directors by the Board on September 19, 2014, at which time he was not named to any of the Board’s committees. At the Board of Directors Meeting On December 4, 2014, Robert M. Meissner was elected to the Audit Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: December 10, 2014	By:	/s/ John H.D. Dewey
John H.D. Dewey
President and Chief Executive Officer

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